UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2016
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant's telephone number, including area code:  (276) 628-9181

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Highlands Bankshares, Inc. (the "Company") held its Annual Meeting of Shareholders on May 17, 2016 (the "Annual Meeting").  At the Annual Meeting, the shareholders of the Company elected eight directors to serve for one-year terms, ratified the Company's appointment of Brown, Edwards & Company, LLP as the Company's independent auditors for 2016 and approved, in an advisory vote, the Company's executive compensation.  The voting results for each proposal are as follows:

    1.  To elect eight directors to serve for terms of one year each expiring at the 2017  annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
E. Craig Kendrick	4,505,401	395,069	584,973
Clydes B. Kiser	4,499,873	394,950	584,973
Jon Lundberg	4,487,503	412,967	584,973
James D. Moore, Jr.	4,503,383	397,087	584,973
Charles P. Olinger	4,501,300	396,605	584,973
Edward M. Rosinus	4,482,496	417,974	584,973
Timothy K. Schools	4,863,891	36,579	584,973
H. Ramsey White, Jr.	4,495,187	402,718	584,973

2.	To ratify the appointment of Brown, Edwards & Company, LLP as the Company's independent registered public accounting firm for the year ending December 31,2016.
For	Against	Abstain
5,460,207	12,998	12,238

    3.  Advisory approval of the Company's executive compensation.

For	Against	Abstain	Broker Non-Vote
4,576,980	201,441	122,048	584,973

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.

(Registrant)

Date: May 23, 2016	By:	/s/ James R. Edmondson
James R. Edmondson
Chief Financial Officer

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